 Exhibit 77(Q1)(e): New or amended Registrant investment advisory contracts

Addenda to the Management Agreement of Lord Municipal Income Fund, Inc. (the “Company”) on behalf of its series, Lord Abbett AMT Free Municipal Bond Fund (the “Fund”), dated October 26, 2010 and each of its series, Lord Abbett High Yield Municipal Bond Fund, Lord Abbett Intermediate Tax Free Fund, and Lord Abbett Short Duration Tax Free Fund, dated November 19, 2010 hereby are incorporated by reference to Post-Effective Amendment No. 57 and Post-Effective Amendment No. 60 to the Company’s Registration Statements on Form N-1A filed on October 26, 2010 and November 26, 2010, respectively.